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                                                                      EXHIBIT 11

                    NATIONAL INSURANCE GROUP AND SUBSIDIARIES

                     COMPUTATION OF WEIGHTED AVERAGE SHARES
                       OUTSTANDING AND EARNINGS PER SHARE
                 (in thousands of dollars except share amounts)
                                   (unaudited)

                                      Basic
                                                         First Quarter
                                                  --------------------------
                                                     1998            1997
                                                  ----------      ----------
Actual common shares
outstanding                                        4,032,882       3,896,937

Common shares issuable
  under outstanding stock
  options                                                 --              --

Weighted average common
  shares issued upon exercise
  of stock options                                     1,000              --

                                                  ----------      ----------
Total weighted average
 shares outstanding                                4,033,882       3,896,937
                                                  ==========      ==========

Net income                                        $      588      $      802
                                                  ==========      ==========

Net income per share                              $     0.15      $     0.21
                                                  ==========      ==========


                                     Diluted



Actual common shares
outstanding                                        4,032,882       3,896,937

Common shares issuable
  under outstanding stock
  options                                            146,001          73,379

Weighted average common
  shares issued upon exercise
  of stock options                                     1,000              --
                                                  ----------      ----------
Total weighted average
 shares outstanding                                4,179,883       3,970,316
                                                  ==========      ==========

Net income                                        $      588      $      802
                                                  ==========      ==========

Net income per share                              $     0.14      $     0.20
                                                  ==========      ==========